AMG FUNDS

AMG FUNDS I

AMG ETF TRUST

AMG FUNDS III

AMG FUNDS IV

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that, effective as of June 11, 2025, each of the persons whose name appears below hereby nominates, constitutes and appoints Keitha L. Kinne, Thomas Disbrow and Mark J. Duggan (with full power to each of them to act alone) his or her true and lawful attorney-in-fact and agent, for him or her and on his or her behalf and in his or her place and stead in any way and all capacities, to make, execute and sign any and all Registration Statements on Form N-1A, any other registration statement and any pre- and post-effective amendments and supplements thereto under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, of AMG Funds, AMG Funds I, AMG ETF Trust, AMG Funds III and AMG Funds IV (the “Trusts”), and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest of the Trusts, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as each of the undersigned him- or herself might or could do.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates written below.

/s/ Jill R. Cuniff Jill R. Cuniff, Trustee	June 11, 2025 Date

/s/ Kurt A. Keilhacker Kurt A. Keilhacker, Trustee	June 11, 2025 Date

/s/ Peter W. MacEwen Peter W. MacEwen, Trustee	June 11, 2025 Date

/s/ Steven J. Paggioli Steven J. Paggioli, Trustee	June 11, 2025 Date

/s/ Eric Rakowski Eric Rakowski, Trustee	June 11, 2025 Date

/s/ Victoria L. Sassine Victoria L. Sassine, Trustee	June 11, 2025 Date

/s/ Garret W. Weston_______ Garret W. Weston, Trustee	June 11, 2025 Date

/s/ Keitha L. Kinne Keitha L. Kinne, President, Chief Executive Officer, Principal Executive Officer and Chief Operating Officer	June 11, 2025 Date

/s/ Thomas Disbrow Thomas Disbrow, Treasurer, Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer	June 11, 2025 Date